EMPLOYMENT AGREEMENT


BETWEEN VISUALMED CLINICAL SYSTEMS INC., a corporation existing under the laws of Canada,


                 (hereinafter referred to as the "Corporation"),


AND:     JOSEPH MAH, residing and domiciled at 349, Masse, LaSalle QC  H8P 3P9


                  (hereinafter referred to as the "Executive")


WHEREAS, the Executive was hired by the Corporation as Vice-President Finance and Chief Financial Officer;


WHEREAS, the Corporation desires to continue to retain the services of the Executive in the capacity of Vice-President Finance and Chief Financial Officer, and the executive wishes to be employed by the Corporation;


WHEREAS, the parties wish to continue their employment relationship on new terms and conditions;


IN CONSIDERATION OF THE RESPECTIVE COVENANTS AND AGREEMENTS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED BY EACH PARTY, THE PARTIES AGREE AS FOLLOWS:

1.       EMPLOYEMENT

1.1. The Corporation hereby agrees to continue to employ the Executive and the Executive hereby accepts to continue such employment as of the date hereof in the capacity of Vice-President Finance and Chief Financial Officer.

2.       DUTIES

2.1. The Executive shall perform such duties and exercise such powers as are normally associated with and to the responsibility of Vice-President Finance and Chief Financial Officer.

2.2.              The   Executive   shall   report   directly   to   the  Senior
                  Vice-President and CEO.

2.3. The Executive shall devote all of his time and attention and his best efforts during normal business hours to the business and affairs of the Corporation and shall not, without a specific prior written consent of the Senior Vice-President and CEO, undertake any other business or occupation.

2.4. The Executive shall perform his duties diligently and faithfully and to the best of the Executive's abilities. In addition, the Executive shall act in the best interests of the Corporation and the Executive shall use his best efforts to promote the interests and goodwill of the Corporation.

3.       COMPENSATION

3.1. The annual salary payable to the Executive for his services hereunder shall be one hundred and fifty thousand dollars ( $150,000.00 ) or such higher amount that the Corporation's Board of Directors, in its sole discretion, may determine from time to time, exclusive of bonuses, benefits and other compensation. Such salary shall be payable in equal installments in accordance with the usual compensation practices of the Corporation, such installments shall be paid no less frequently than monthly.

3.2.              The annual salary is subject to be re-evaluated once per year.

3.3. At such time as the Corporation has effected an initial public offering, is otherwise listed on a stock exchange or a stock quotation system, the Executive shall have an option to purchase that number of shares equal to decimal five percent (0.5%) of the total number of shares issued and outstanding immediately after the closing of the public offering. The exercise price of the present option shall be fifteen cents ($0.15) per share. The present option may be exercised on or immediately after January 12, 2002.



3.4. In the event that the Executive's employment is terminated without a serious reason or as a result of a change of Control or Material Breach, pursuant to Section 5 hereof, the Executive shall have the right to exercise the above-mentioned option in whole or in part immediately, notwithstanding any provision hereof.

3.5. In the event that the Executive's employment is terminated as a result of the permanent disability of the Executive pursuant to Section 5 hereof, the Executive shall have the right to immediately exercise any Options that would have vested prior to the expiring of the fiscal year of the Corporation next following the fiscal year during which the Executive's employment is so terminated, notwithstanding any provision hereof.

3.6. During the term of the Executive's employment, the Executive shall be entitled to participate in the Corporation's Benefit Plans in force at the time of the present Agreement and any other replacement benefit programs established by the
                  Corporation's Board of Directors. Such replacement benefit programs shall be substantially similar to the current Corporation's Benefit Plans.

3.7. The Executive shall be reimbursed for all reasonable travel and out-of-pocket expenses properly incurred by the Executive from time to time in connection with the performance of his duties hereunder. For all such expenses, the Executive shall furnish to the Corporation invoices, statements or other appropriate supporting documents in respect of which the Executive seeks reimbursement.

3.8.              The  Executive  shall continue to be covered by the Directors'
                  and  Officers'  liability  insurance  policies   maintained by
                 the Corporation.

4.       VACATION

4.1. The Executive shall be entitled to four (4) weeks paid vacation per calendar year. The timing of such vacation to be determined by the Executive and the Senior Vice-President and CEO, subject to the need for the timely performance of the Executive's responsibilities hereunder.

5.       TERMINATION OF EMPLOYMENT

5.1. Subject to the paragraphs below, the employment of the Executive hereunder shall be for an indeterminate term.

5.2. The employment of the Executive may be terminated at any time by the Corporation for a serious reason, as that term may be interpreted and applied by the Courts and shall be effective immediately. The Executive shall receive a written notice setting out the reason(s) for such termination.

5.3. The employment of the Executive may be terminated by the Corporation, without a serious reason by giving to the Executive a reasonable prior written notice, as that term may be interpreted and applied by the Courts, setting out the reason(s) for such termination or an indemnity in lieu of.

5.4. This agreement may be terminated at any time by the Corporation if the Executive becomes permanently disabled by giving a thirty (30) days written notice of termination to the Executive. For the purposes of the present section, the Executive shall be considered to have become permanently disabled if the Executive becomes permanently disabled within the meaning of the long term disability policy maintained by the Corporation and applicable to the Executive at such time, and so far as he is considered as such by the insurer, and written notice to the Executive to that effect is given by any such insurer;

5.5.     a)       If at any time  during the term of this  Agreement a  material breach is caused,  as this term is defined in paragraph  5.5b)
                  below,  by  the  Corporation,  which material  breach  has not been  remedied in all  material  aspect at any time  within 30 days after  the  Executive  gives written  notice thereof, and after the expiry of such 30-day period,  provided the material breach in question has not been remedied,  the Executive shall
                  have  the  right   to  terminate   his  employment  with   the
                  Corporation   within  60  days  after  the  occurrence of  the
                  material  breach.  Any  such  termination  by   the  Executive
                  shall not, for the purposes of this Agreement, be considered a voluntary termination of employment by the Executive, but instead shall entitle the Executive to the same indemnity set forth in paragraph 5.3 above;

         b)       For purposes of the present Agreement, Material breach means:

                           i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, title and reporting requirements), authority, duties and responsibilities, or any other action by any member of the Corporation which would result in the diminution of such position, authority, duties, responsibilities or in the salary, bonus or other compensation, benefits, expenses, office or support staff previously provided to the Executive, in each case, without the consent of the Executive but excluding an isolated insubstantial and inadvertent action not taken in bad faith and which is remedied by any member of the Corporation promptly after receipt of written notice thereof by the Executive; or


                           ii) any material breach by the Corporation of any of its obligations under this Agreement.

5.6.      a) the Executive shall have the right to terminate his employment with the Corporation at any time during the six-month period following a change of control, as this term is defined in paragraph 5.6b) below, and such termination by the Executive shall not, for the purposes of this Agreement, be considered a voluntary termination of employment by the Executive, butinstead shall entitle the Executive to the same indemnity set forth in paragraph 5.3 above;

         b)  for purposes of the present Agreement, Change of Control means:


                           i) the occurrence of any transaction that results in the sale of 50% or more of the current outstanding shares or interests of the Corporation to a party that is not, at the time of the present Agreement, a Shareholder; or


                           ii)      the sale of all or a substantial  portion of
                                    the  Corporation's   assets   used  in   the
                                    Corporation's business.

6.       CONFIDENTIALITY, NON-DISCLOSURE

6.1. The Executive acknowledges that during the course of his employment with the Corporation, he has had and will have had or will have access to and/or has been or will be entrusted with various trade secrets and other proprietary and confidential information, whether technical or non-technical, relating to the past, present or contemplated businesses and operations of the Corporation or those of its clients, suppliers, customers, agents or consultants, including, without limitation, trade secrets, products, software programs, hardware design and specifications, source code, drawings, manuals, letters, notes, notebooks, reports, records, related documentation in hard copy, research and development, customer lists customer data, financial information and business practices (hereinafter collectively referred to as "Confidential Information"), and the direct or indirect disclosure of any of which to competitors of the Corporation or to the general public or to any person who is not affiliated in an appropriate capacity with the Corporation would be detrimental to the best interests of the Corporation.

6.2. The Executive further acknowledges and agrees that the right to maintain the confidentiality of all such Confidential Information constitutes a proprietary right which the Corporation is entitled to protect and that the Corporation is the sole owner of such confidential Information.

6.3. Accordingly, the Executive acknowledges and agrees that he will not at any time during the term of his employment hereunder or at any time thereafter, whether directly or indirectly, divulge, use, publish, reproduce, communicate or exploit for the benefit of himself or of any other physical or moral person, company, organism or any other group bearing or not a moral, legal or judicial personality (hereinafter collectively or individually referred to as the "Third Party"), any Confidential Information which he has acquired during or as a result of his employment with the Corporation except to the extent that the Confidential Information may be in the public domain without having been disclosed by the Executive.

6.4. The Executive covenants and warrants to the Corporation that the Executive is not now under any obligation to any person, firm or other entity which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by the Executive of his obligations or duties hereunder.

7.       RESTRICTIVE COVENANTS

7.1. In consideration of the benefits and conditions provided to the Executive pursuant to this Agreement, the Executive covenants and agrees that he shall not, without the specific prior written consent of the Senior Vice-President and CEO, during the term of this Agreement and for a period of twelve (12) months following the termination of his employment hereof, either on his own behalf or on the behalf of any Third Party, directly or indirectly, solicit the services of, entice away, employ or use the services of any person employed by or otherwise providing services to the Corporation on a full-time or part-time basis, or solicit any customers, clients or suppliers of the Corporation to transfer business from the Corporation to any Third Party. For the purpose of the present Agreement, customers, clients or suppliers of the Corporation means any customer, client or supplier of the Corporation during the Executive's employment or at the date of the termination of the Executive Employment.




7.2. In consideration of the benefits and conditions provided to the Executive pursuant to this Agreement, the Executive covenants and agrees that he shall not, without the specific prior written consent of the Senior Vice-President and CEO, during the term of this Agreement and for a period of twelve
                  (12) months following the termination of his employment hereof, both individually or jointly with a Third Party whether as owner, shareholder, creditor, agent, employee, officer, director or in any other capacity, effect any work or perform any service whatsoever in the field of clinical medical software information and management systems, nor act as a consultant, lend monies or guarantee debts or obligations, nor permit that his name or part of his name be used or employed, whether it be for his own personal benefit or for the benefit of any Third Party, engaged, concerned or interested in any enterprise which carries on business or pursues activities in the field of clinical medical software information and management systems in the territory of Canada and the United States.

7.3. In addition and without prejudice to all other rights and remedies available to the Corporation, the Corporation may enforce the compliance and respect of any and all of the provisions of the present Sections 6 and 7 by way of, but not limiting to injunction, and may obtain an injunction in order to enjoin any breach or threaten breach of any of the provisions thereof. The Executive expressly and specifically acknowledges that in the event of a breach of any of the obligations described in Sections 6 or 7, such breach shall cause the Corporation to suffer damages for which an injunction is an effective relief. This remedy shall be in addition to and not in limitation of any rights or remedies to which the Corporation is or may be entitled to.

7.4. During the term of this Agreement, the Executive shall promptly disclose to the Chairman of the Board of Directors all information concerning any interest, direct or indirect, of the Executive (whether as owner, shareholder, partner,
                  vendor  or  other  investor,   director,   officer,  employee,
                  consultant or otherwise) or any member of his immediate family, in any business which is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or product to, any person within the Corporation.

8.       GENERAL

8.1. The preamble of the present Agreement forms an integral part to it for any legal purposes.




8.2. If any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions of this Agreement and such remaining provisions shall remain enforceable and binding.

8.3. A waiver of any term or condition of this Agreement by either party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition.

8.4. This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and assigns of the Corporation. This Agreement is personal to the Executive and may not be assigned by him.

8.5. The parties acknowledge that the present Agreement constitutes a complete, faithful and whole reproduction of the agreement between them and supercedes any prior Agreement to the same effect and the parties formally renounce to rely on any discussions and negotiations, whether oral or written, that preceded its signing.

8.6. The parties acknowledge that any modification may not be made to the present Agreement unless agreed upon between the parties and attested to by a written document to this effect.

8.7.              This  Agreement  shall  be   governed  by   and  construed  in
                  accordance with the laws of the Province of Quebec.

8.8. The Executive acknowledges and warrants to the Corporation that he has had sufficient time to review and consider this Agreement thoroughly, has read and understands the terms and the Executive's obligations hereunder and has been given an opportunity to obtain independent legal advice, or such other advice the Executive may desire, concerning the interpretation and effect of this Agreement. The Executive has entered into this Agreement freely and voluntarily.



8.9. The parties hereby acknowledge that it is their expressed wish that this Agreement and all documents related thereto be drawn up in the English language. Les parties reconnaissent qu'il est de leur volonte que la presente entente et que tous les documents s'y rapportant soient rediges en anglais.


IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT


ON  January 12, 2000              IN      Montreal
   --------------------------    ----------------------------------------


VISUALMED CLINIC SYSTEMS INC


Per:   /s/ Richard Le Hir               /s/ Joseph Mah

                                            JOSEPH MAH